Exhibit 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 4, 2014 on our reviews of the interim financial information of CTI BioPharma Corp. (formerly known as Cell Therapeutics, Inc.) as of June 30, 2014 and for the three and six-month periods ended June 30, 2014 and 2013 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 is incorporated by reference in this Registration Statement on Form S-3 of CTI BioPharma Corp.

Yours very truly,

/s/ Marcum LLP
Marcum LLP
San Francisco, California
November 21, 2014